UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 4, 2014 (September 2, 2014)

GOLD CREST MINES, INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-52392
(Commission File No.)

724 E. Metler Lane
Spokane, Washington 99218
(Address of principal executive offices and Zip Code)

(509) 893-0171
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 2, 2014, we entered into an Option Agreement (the "Agreement") with Afranex Gold Limited, an Australian corporation ("Afranex"); Kisa Gold Mining Inc., an Alaska  corporation ("Kisa"); and, North Fork LLC, an Australian corporation ("North Fork") whereby we and Kisa granted Afranex an exclusive option to acquire, at the election of Afranex, either: (1) 100% of the issued and outstanding stock of Kisa; or, (2) 100% of Kisa's right, title and interest in certain mining permits and associated assets.  The option expires on December 31, 2015 if not exercised by then.  Afranex is obligated to pay a non-refundable fee of US$20,000 within 5 days of the execution of the Agreement.  The Agreement is subject to additional terms, warranties, and conditions between Kisa, North Fork, Afranex and us.   Upon exercise of the option, Afranex will pay US$380,000 for either the Kisa shares or the Kisa assets.   As of the date hereof, Afranex has provided loans to us totaling US$80,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 4th day of September 2014.

GOLD CREST MINES, INC.

BY:	TERRENCE J. DUNNE
Terrence J. Dunne, President